The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc.  Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof.  Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

DOWNEY SAVINGS and LOAN- JULY CA LOANS

Balances as of 8/01/04

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
TOP FIFTY ZIP CODE TOP FIFTY ZIP CODE	Mortgage Loans	the Cutoff Date	the Cutoff Date
92154 SAN DIEGO, CA	12	4,137,300.00	1.26
92057 OCEANSIDE, CA	9	2,933,421.00	0.90
92064 POWAY, CA	3	2,931,250.00	0.89
95122 SAN JOSE, CA	7	2,427,400.00	0.74
91302 CALABASAS, CA	3	2,287,732.63	0.70
92014 DEL MAR, CA	3	2,219,999.00	0.68
95377 TRACY, CA	6	2,218,900.00	0.68
90046 LOS ANGELES, CA	4	2,203,190.00	0.67
94526 DANVILLE, CA	4	2,174,900.00	0.66
90275 RANCHO PALOS VRDS, CA	4	2,161,250.00	0.66
93035 OXNARD, CA	3	2,092,000.00	0.64
92563 MURRIETA, CA	6	2,067,250.00	0.63
92091 RANCHO SANTA FE, CA	1	2,000,000.00	0.61
95124 SAN JOSE, CA	4	1,942,571.12	0.59
93063 SIMI VALLEY, CA	4	1,879,000.00	0.57
90277 REDONDO BEACH, CA	3	1,856,105.46	0.57
91911 CHULA VISTA, CA	5	1,821,835.59	0.56
92054 OCEANSIDE, CA	5	1,819,584.18	0.56
91914 CHULA VISTA, CA	3	1,802,080.79	0.55
91941 LA MESA, CA	4	1,793,000.00	0.55
92592 TEMECULA, CA	5	1,780,195.00	0.54
94063 REDWOOD CITY, CA	3	1,776,000.00	0.54
90745 CARSON, CA	6	1,752,643.18	0.54
92056 OCEANSIDE, CA	6	1,744,500.00	0.53
92692 MISSION VIEJO, CA	3	1,716,000.00	0.52
95070 SARATOGA, CA	3	1,712,000.00	0.52
92115 SAN DIEGO, CA	5	1,707,300.00	0.52
91913 CHULA VISTA, CA	5	1,684,600.00	0.51
92084 VISTA, CA	4	1,667,000.00	0.51
92024 ENCINITAS, CA	3	1,650,750.00	0.50
95403 SANTA ROSA, CA	4	1,636,470.00	0.50
95407 SANTA ROSA, CA	4	1,628,000.00	0.50
94513 BRENTWOOD, CA	5	1,622,820.00	0.50
90068 LOS ANGELES, CA	4	1,613,644.00	0.49
93905 SALINAS, CA	5	1,572,750.00	0.48
94558 NAPA, CA	4	1,570,000.00	0.48
92078 SAN MARCOS, CA	3	1,557,500.00	0.48
95401 SANTA ROSA, CA	4	1,513,751.55	0.46
94539 FREMONT, CA	3	1,512,500.00	0.46
92672 SAN CLEMENTE, CA	1	1,500,000.00	0.46
90274 ROLLING HILLS, CA	1	1,500,000.00	0.46
91335 LOS ANGELES, CA	5	1,466,500.00	0.45
95678 ROSEVILLE, CA	5	1,465,811.56	0.45
92082 VALLEY CENTER, CA	4	1,463,500.00	0.45
93021 MOORPARK, CA	3	1,444,000.00	0.44
94591 VALLEJO, CA	4	1,444,000.00	0.44
92584 MENIFEE, CA	5	1,439,992.00	0.44
92688 RANCHO SANTA MARG, CA	4	1,410,000.00	0.43
91910 CHULA VISTA, CA	4	1,405,500.00	0.43
92127 SAN DIEGO, CA	3	1,399,750.00	0.43
Total	211	92,126,247.06	28.13